Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Post Effective Form S-1/A1, of Sugarmade, Inc. and subsidiary of our report dated October 15, 2019 relating to our audits of the June 30, 2019 and 2018 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PA/s/
L&L CPAs, PA
Plantation, FL
October 24, 2019